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                                                                     Exhibit 3
                                                                     ---------


                   SHARE TRANSFER AND REGISTRATION AGREEMENT

        THIS SHARE TRANSFER AND REGISTRATION AGREEMENT (this "Agreement"), made and entered into as of July 13, 1994, by and between K N Energy, Inc., a Kansas corporation ("KNE"), and Cabot Corporation, a Delaware corporation (the "Stockholder"),

                                  WITNESSETH:
                                  ----------

        WHEREAS, the Stockholder beneficially owns shares of Common Stock of American Oil and Gas Corporation, a Delaware corporation ("AOG");

        WHEREAS, KNE, and its wholly-owned subsidiary ("Sub") and AOG have entered into an Agreement of Merger dated as of March 24, 1994 (the "Merger Agreement"), providing for the merger (the "Merger") of Sub with and into AOG with the issued and outstanding shares of Common Stock of AOG being converted into shares of Common Stock of KNE. The shares of Common Stock of KNE received in the Merger are hereinafter referred to as the "KNE Shares";

        WHEREAS, KNE has been advised that the Stockholder is an "affiliate" of AOG, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Act");

        WHEREAS, the Merger is conditional upon, among other things, KNE's receipt of an undertaking from the Stockholder restricting the disposition of the Stockholder's KNE Shares received by the Stockholder pursuant to the Merger such that the Merger will be treated as a pooling of interests under generally accepted accounting principles, and the Stockholder desires to deliver such undertaking hereby; and

        WHEREAS, KNE desires to grant the Stockholder certain rights to the registration under the Act of up to 1,500,000 KNE Shares received by the Stockholder pursuant to the Merger (the "Subject Shares"), generally so as to permit the Stockholder to dispose of the Subject Shares from time to time in market transactions without constraint by the volume limitations imposed by Rules 144(e) and 145(d) promulgated by the SEC under the Act and to provide Stockholder with similar liquidity provided other affiliated stockholders of AOG;

        NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I
                         Representations and Warranties
                         ------------------------------

        1.01 REPRESENTATIONS OF THE STOCKHOLDER. The Stockholder represents and warrants to KNE that:


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        (a)  the Stockholder has the requisite power and authority to enter into and perform this Agreement;

        (b) since June 13, 1994 to and including the date hereof, the Stockholder has not sold, transferred or otherwise disposed of any shares of Common Stock of AOG; and

        (c) the Stockholder will not make any sale, transfer or other disposition of all or any part of the KNE Shares in violation of the Act or the rules and regulations thereunder, including, without limitation, Rule 145.

         1.02 REPRESENTATIONS OF KNE. KNE represents and warrants to the Stockholder that:

         (a) KNE has the requisite power and authority to enter into and perform this Agreement; and

         (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of KNE, and this Agreement has been duly executed by a duly authorized officer on behalf of KNE.


                                   ARTICLE II
                             Transfer Restrictions
                             ---------------------

        2.01 RESTRICTIONS ON DISPOSITION OF SUBJECT SHARES. Prior to the Expiration Date (as hereinafter defined), the Stockholder agrees not to contract to sell, sell or otherwise transfer or dispose of any of the KNE Shares or any interest therein. For purposes of this Agreement, the term "Expiration Date" shall mean the date that KNE first publishes financial statements (the "Combined Financials") which reflect at least thirty (30) days of combined operations of KNE and AOG. Notwithstanding the foregoing, and without regard to the Expiration Date, if the SEC notifies the Stockholder of a scheduled hearing for the purpose of determining whether or not the Stockholder will be deemed to be a "public utility holding company" of KNE under the Public Utility Holding Company Act of 1935, then the Stockholder may contract to sell, sell or otherwise transfer or dispose of any of the Subject Shares at any time after the 60th day preceding such scheduled hearing.

        2.02 COMBINED FINANCIALS. KNE agrees to publish the Combined Financials without undue delay and thereupon to notify the Stockholder of the occurrence of the Expiration Date.

        2.03 LEGENDS ON CERTIFICATES. Except with respect to the Subject Shares included in the "shelf" registration statement described in Article III hereof, KNE may give stop transfer instructions to its transfer agent with respect to the KNE Shares and place on each certificate representing any KNE Shares (and any substitution therefor) a legend stating in substance:





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             "The securities represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 (the "Act") applies and may be sold, transferred or otherwise disposed of only in compliance with the limitations of such Rule 145, upon receipt by K N Energy, Inc. of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act. Such securities may also be subject to restrictions on transfer pursuant to Section 2.01 of a Share Transfer and Registration Rights Agreement between KNE and the holder hereof."

        The legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer instructions shall be lifted forthwith, provided that the KNE Shares have been registered under the Act for sale, transfer, or other disposition by the Stockholder or on the Stockholder's behalf, whether pursuant to Article III hereof or otherwise, or the Stockholder has delivered to KNE an opinion of counsel reasonably acceptable to KNE, to the effect that an exemption from registration under the Act is available with respect thereto.


                                  ARTICLE III
                               Shelf Registration
                               ------------------

        3.01 PARTICIPATION IN SHELF REGISTRATION. (a) Pursuant to Section 5.16 of the Merger Agreement, KNE shall prepare and file with the SEC a continuous or "shelf" registration statement (as the same may be amended, the "Registration Statement") pursuant to Rule 415 under the Act, respecting the sale from time to time of up to the number of Subject Shares issued to each AOG affiliate in the Merger, who will beneficially own more than one percent (1%) of the issued and outstanding shares of Common Stock of KNE immediately after consummation of the Merger, in one or more transactions (which may involve block transactions) on the New York Stock Exchange, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the rules of the New York Stock Exchange, in the over-the-counter market, other brokerage transactions, negotiated transactions, underwritten firm commitment or best efforts offerings, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Except for the Subject Shares, KNE shall have no obligation to register under the Act any of the KNE Shares for sale, transfer or other disposition by the Stockholder, except pursuant to that certain affiliate Registration Rights Agreement of even date herewith between the parties hereto.

        (b) KNE shall use its best efforts to cause the Registration Statement to (i) become effective on or before the Closing Date (as defined in the Merger Agreement) and (ii) remain effective continuously until Stockholder does not own KNE Shares aggregating ten percent (10%) of the then outstanding KNE Shares as shown by the most recent report or statement published by KNE.



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        3.02 REGISTRATION PROCEDURES. KNE shall, as expeditiously as possible:

        (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and each prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period specified in Section 3.01(b) and as may be necessary to comply with the provisions of the Act with respect to the disposition of the Subject Shares covered by the Registration Statement in accordance with the intended method of disposition set forth in the Registration Statement;

        (b) furnish to the Stockholder and to each broker or dealer acting on behalf of the Stockholder such number of copies of the Registration Statement as originally filed and each amendment or supplement thereto and each prospectus included therein (including any preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Subject Shares covered by the Registration Statement, and, upon the Stockholder's request, furnish each such prospectus to the New York Stock Exchange at such times and in such quantities as may be necessary to comply with Rule 153 under the Act;

        (c) use its best efforts to register or qualify the Subject Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as the Stockholder shall reasonably request and to take all necessary action to keep such registration or qualification effective for the period specified in Section 3.01(b); provided, however, that KNE shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified or to take any action which would subject it to general service of process in any such jurisdictions which it is not then so subject; and

        (d) immediately notify the Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, KNE shall as soon as practicable in view of the circumstances giving rise to such misstatement or omission provide the Stockholder with revised or supplemental prospectuses and if so requested by KNE, the Stockholder shall promptly take action to cease making any offers of Subject Shares until receipt and distribution of such revised or supplemental prospectuses).

        In connection with the registration of any Subject Shares hereunder, the Stockholder will furnish promptly to KNE in writing such information (together with such supplements as may be necessary from time to time) with respect to himself or itself and the proposed distribution by him or it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.



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        3.03 EXPENSES. KNE will pay all expenses incurred by it in complying with its registration obligations pursuant to Section 3.01 hereof, including, without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel and independent public accountants for KNE, and fees of transfer agents and registrars, but excluding any selling commissions or discounts allocable to the sale of the Subject Shares, fees and disbursements of counsel and other representatives for the Stockholder and any stock transfer taxes payable by reason of the Stockholder's sale of the Subject Shares, all of which shall be for the Stockholder's account.

        3.04 INDEMNIFICATION.

        (a) KNE shall indemnify and hold harmless the Stockholder, each of its officers and directors, each statutory underwriter of Subject Shares thereunder and each person who controls the Stockholder or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Stockholder, its directors or officers, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and KNE shall reimburse the Stockholder, its officers and directors, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that KNE shall not be liable hereunder in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Stockholder, such underwriter or such controlling person in writing specifically for use in the Registration Statement or such prospectus.

        (b) The Stockholder will indemnify and hold harmless KNE, each person who controls KNE within the meaning of the Act, each officer of KNE who signs the Registration Statement, and each director of KNE, against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which KNE or such officer, director or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Stockholder shall reimburse KNE and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or



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  defending any such loss, claim, damage, liability or action; provided, however, that the Stockholder shall be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Stockholder made in reliance upon and in conformity with information pertaining to the Stockholder, as such, furnished in writing to KNE by the Stockholder specifically for use in the Registration Statement or such prospectus ("Stockholder Information"); and provided, further, that the liability of the Stockholder hereunder shall not exceed the amount of the proceeds received by the Stockholder from the sale of the Subject Shares covered by the Registration Statement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section
  3.04. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.04 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party has failed to assume the defense and employ counsel or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (d) If the indemnification provided for in this Section 3.04 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then the indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of KNE, on the one hand, and the Stockholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by KNE, on the one hand, or the Stockholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. KNE and the Stockholder agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were



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  determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the amount that the Stockholder shall be required to contribute shall not exceed the amount of the proceeds received by the Stockholder from the sale of the Subject Shares covered by the Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE IV
                            Miscellaneous Provisions
                            ------------------------

         4.01 BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that if the Subject Shares are transferred to any affiliate of Stockholder, this Agreement and the rights and obligations hereunder shall be assignable to such affiliate with notice to KNE, provided that Stockholder shall remain liable for all obligations of Stockholder hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any right, benefit or obligation hereunder.

        4.02 AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except by way of a written agreement executed by each of the parties hereto. However, either party may waive any condition to the obligations of the other party hereunder.

         4.03 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or facsimile transmission:

         (a) If to KNE, to:

             K N Energy, Inc.
             370 Van Gordon Street
             Lakewood, Colorado 80228
             Attention: President

        (b) If to the Stockholder, to the address specified on the signature page hereof;





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  or to such other address as either party may have furnished to the other in writing in accordance herewith.

         4.04 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to or application of any conflicts of law principles.

         4.05 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and made and entered into as of the date first set forth above.

                           K N ENERGY, INC.


                           By: /s/ LARRY D. HALL
                               ------------------------------------------------
                               Larry D. Hall
                               President

                           CABOT CORPORATION


                           By: /s/ SAMUEL W. BODMAN
                               ------------------------------------------------
                               Name:  Samuel W. Bodman
                                      ------------------------------------------
                               Title: Chairman of the Board and President
                                      ------------------------------------------

                           Stockholder's Address:

                           75 State Street
                           Boston, MA 02109-1806

                           Attention:    General Counsel










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